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Exhibit No. 1.3     Form of Representative's Warrant Option Agreement.





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                                                                    Exhibit 1.3



                           FIRSTLINK COMMUNICATIONS, INC.




                        KASHNER DAVIDSON & ASSOCIATES, INC.







                     REPRESENTATIVE'S WARRANT OPTION AGREEMENT











                                Dated as of ________


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                     REPRESENTATIVE'S WARRANT OPTION AGREEMENT


     This Representative's Warrant Option Agreement (the "Agreement"), dated as of ____, is made and entered into by and between FirstLink Communications, Inc., an Oregon corporation (the "Company"), and Kashner Davidson Securities Corporation ("Kashner Davidson").

     The Company agrees to issue and sell, and Kashner Davidson agrees to purchase, for the price of $100, options ("Options") to purchase up to an aggregate of 100,000 warrants, subject to the terms and conditions set forth below.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations thereunder, the Company and Kashner Davidson, for value received, hereby agree as follows:

     SECTION 1.          DEFINITIONS

     The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

     1.1.   THE "ACT."  The Securities Act of 1933, as amended.

     1.2.   THE "COMMISSION."  The Securities and Exchange Commission.

     1.3. THE "COMPANY." FirstLink Communications, Inc., an Oregon corporation.

     1.4.   "COMMON STOCK."  The Company's No Common Stock.

     1.5.   "EFFECTIVE DATE."  _________

     1.6.   "EXERCISE DATE."  __________

     1.7.   "EXERCISE PRICE."  $    per Warrant, as modified in accordance with
Section 4, below.

     1.8.   "EXPIRATION DATE."  ________

     1.9. "HOLDER." Kashner Davidson Securities Corporation, and any valid transferee thereof pursuant to Section 3.1. below.

     1.10. "MAJORITY HOLDER." Any Holder, any holder of Option Securities, or any combination of Holders and such holders of Option Securities; and any Holder of Share Options, any holder of Share Option Securities, or any combination of such Holders and such holders of Share Option Securities, if they hold, in the aggregate, unexercised Options plus issued and outstanding Option Securities equal to more than 50% of the total of (i) all Option Securities issued and outstanding as a result of the exercise of the Option, and (ii) all Option Securities that may at that time be purchased by exercising the unexercised portion of the Option. For purposes hereof, a Holder of an Option which entitles the Holder to purchase more than one share or Warrant shall be deemed to hold Options equal to the number of shares or Warrants which may be acquired pursuant to any such Option.

     1.11.  "NASD."  The National Association of Securities Dealers, Inc.

     1.12. "OPTIONS." The options issued in accordance with the terms of this Agreement and any options issued in substitution for or replacement of such options, or any options into which this option may be divided or exchanged.

     1.13. "OPTION SECURITIES." The Warrants issued or issuable upon exercise of an Option; and the Common Stock issued or issuable upon exercise of such Warrants.

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     1.14.  "PUBLIC OFFERING."  The public offering by the Company of 1,000,000 shares of Common Stock and 1,000,000 Warrants pursuant to an underwriting agreement dated as of ______, between the Company and Kashner Davidson as Representative of the several Underwriters named in the underwriting agreement.

     1.15. "SHARE OPTIONS." Those options to purchase Warrants issued to the Holder concurrently with the issuance of the Share Options under this Agreement, pursuant to a Representative's Warrant Option Agreement dated the date of this Agreement.

     1.16. "UNDERWRITER." A broker-dealer identified as an Underwriter in the Final Prospectus for the Public Offering.

     1.17. "WARRANTS." The Warrants issued to the public pursuant to the Registration Statement.

     SECTION 2.   TERM OF OPTIONS; EXERCISE OF OPTION

     2.1. EXERCISE OF OPTION. Subject to the terms of this Agreement, the Optionholder shall have the right, at any time during the four-year period commencing at 9:00 a.m., Portland, Oregon time, on the Exercise Date and ending at 5:00 p.m., Portland time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable Warrants to which the Optionholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Options to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrants in respect of which such Options are then exercised, but in no event for less than 100 Warrants (unless fewer than an aggregate of 100 Warrants are then purchasable under all outstanding Options held by a Optionholder).

     2.2. PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

     2.3. ISSUANCE OF WARRANTS. Upon such surrender of Options and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Optionholder and in such name or names as the Optionholder may designate, a certificate or certificates for the number of Warrants so purchased upon the exercise of the Option. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such securities as of the date of surrender of the Options, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Option Securities may not have been prepared or actually delivered to the Holder. Unless the context indicates otherwise, the term "Optionholder" shall include any transferee or transferees of the Options pursuant to this Subsection 2.3, and the term "Options" shall include any and all Options outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

     SECTION 3.          TRANSFERABILITY AND FORM OF OPTION

     3.1. LIMITATION ON TRANSFER. This Option may not be sold, transferred, assigned, pledged or hypothecated until the Exercise Date, except for (i) the sale, transfer, or assignment, in whole or in part, to or among the officers of Kashner Davidson and other Underwriters and the officers or partners of those Underwriters, (ii) the transfer by operation of law as a result of the death of any transferee to whom all or a portion of this Option may be transferred, and
(iii) the transfer to any successor to the business of an Underwriter. All sales, transfers, assignments or hypothecations of this Option must be in compliance with Section 8 hereof. Any assignment or transfer of this Option shall be made by the presentation and surrender of this Option to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Option as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Option or Options, containing the same terms and conditions as this Option, in the name of the new Holder or Holders as named in the Assignment Form, and this Option shall at that time be cancelled.

     3.2. EXCHANGE OF CERTIFICATE. Any Option certificate may be exchanged for another certificate or certificates entitling the Optionholder to purchase a like aggregate number of Shares as the certificate or certificates

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surrendered then entitled such Optionholder to purchase.  Any Optionholder desiring to exchange a Option certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Option to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Option certificate as so requested.

     3.3. MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE. In case the certificate or certificates evidencing the Options shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Optionholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Option certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Option and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Option certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     3.4. FORM OF CERTIFICATE. The text of the Option and of the form of election to purchase Warrants shall be substantially as set forth in Exhibit A attached hereto. The number of Warrants issuable upon exercise of the Options is subject to adjustment upon the occurrence of certain events, all as
hereinafter provided.   The Options shall be executed on behalf of the Company
by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. An Option bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Option or did not hold such office on the date of this Agreement.

     3.5. DATE OF CERTIFICATE. The Options shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     SECTION 4.          ADJUSTMENT OF NUMBER OF SHARES

     4.1. ADJUSTMENTS. The adjustments to the number of Shares purchasable upon the exercise of the Warrants underlying the Options and the adjustments to the exercise price of such Warrants shall be made to the Options, notwithstanding that such Options shall not have been exercised at the time of the event which causes such adjustment.

     4.2. NOTICE OF ADJUSTMENT. Whenever the number of Shares purchasable upon exercise of the Options is adjusted as herein provided, the Company shall cause to be promptly mailed to the Optionholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Options after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     4.3. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Optionholder an agreement that the Optionholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Options, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Options been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrants under the Options shall terminate on the date of such merger and thereupon the Options shall become null and void, but only if the controlling corporation shall agree to substitute for the Options, its Options which entitle the holder thereof to purchase upon their exercise the kind and amount of Warrants and other securities and property which it would have owned or been entitled to receive had the Options been exercised immediately prior to such merger. Any such agreements referred to in this subsection 4.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 hereof. The provisions of this subsection 4.3 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     4.4. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public

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accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

     SECTION 5.          NOTICE TO HOLDERS

     If, prior to the expiration of this Option either by its terms or by its exercise in full, any of the following shall occur:

     (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

     (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

     (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

     (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

    (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

     (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     SECTION 6.          OFFICERS' CERTIFICATE

     Whenever the Exercise Price or the aggregate number of Option Securities purchasable pursuant to this Option shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Option. Each such officers' certificate shall be made available to the Holder or Holders of this Option for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Option. The officers' certificate described in this Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Option delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Option. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 19 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

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     SECTION 7.          RESERVATION OF OPTION SECURITIES

     There has been reserved, and the Company shall at all times keep reserved so long as the Options remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Options. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 10 hereof.

     SECTION 8.          REGISTRATION RIGHTS.

     8.1. DEMAND REGISTRATION RIGHTS. Upon the written request of a Majority Holder, made at any time after the Exercise Date, but before the Expiration Date, the Company shall file within 90 days of such written request a registration statement or Regulation A offering statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Option Securities (including both the Warrants issued or issuable upon exercise of the Options and the shares issued or issuable upon exercise of such Warrants). No additional securities shall be included in such registration statement or offering statement without the written consent of the Majority Holder. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable and to keep such registration effective for a period of the lesser of 180 days or the date of completion of the distribution described in the Registration Statement; and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has been permitted to register or qualify or to offer in conjunction with the registration and qualification of the Option Securities. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. The Majority Holder shall be entitled to exercise the rights described in this subsection 8(b) one time only.

     Within 10 days after the delivery by the Majority Holder to the Company of the notice described above, the Company shall deliver written notice to all other Holders of this Option and holders of the Option Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and offering them the right to include the Option Securities of those Holders or holders therein. If any Holder of an Option and/or Option Securities delivers written acceptance of that offer to the Company within 30 days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Option Securities in the contemplated registration statement or offering statement.

     8.2. "PIGGY-BACK" REGISTRATION RIGHTS. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A offering statement under the Act, the Company shall offer to the Holder or Holders of this Option and the holders of any Option Securities the opportunity to register or qualify the Option Securities, at the Company's sole expense, regardless of whether the Holder or Holders of this Option or the holders of Option Securities or both may have previously availed themselves of any of the registration rights described in this Section 8; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection 8.2 shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or which a

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form S-4 registration statement could be used.

     The Company shall deliver written notice to the Holder or Holders of this Option and to any holders of Option Securities of its intention to file a registration statement or Regulation A offering statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Option Securities shall have 30 days thereafter to request in writing that the Company register or qualify the Option Securities in accordance with this subsection 8.2. Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Option Securities, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Option Securities shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Option Securities. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above.

     The Company shall comply with the requirements of this subsection 8.2. at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Option Securities, all of which expenses shall be borne by the Holder or Holders of this Option and the holders of the Option Securities registered or qualified.

     If the registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise as part of the written notice given pursuant to this Section. In such event, the right of any Optionholder or holder of Option Securities to registration pursuant to Section 8.2. shall be conditioned upon such holder's participation in such underwriting, and the inclusion of Option Securities in the underwriting shall be limited to the extent provided herein. All holders proposing to distribute their Option Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, such underwriter may limit the amount of securities to be included in the registration and underwriting by the holders of Company securities exercising "piggyback" registration rights (including the Optionholder and each holder of Options and Shares). The Company shall so advise all such holders, and the number of shares of such securities that may be included in the registration and underwriting shall be allocated among all of such holders, in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in such registration held by such holders at the time of filing the registration statement, PROVIDED, HOWEVER, that no security holder other than one exercising a demand registration right shall have superior rights with respect to inclusion in a registration than those of the Optionholder and each holder of Option Securities and if any party is granted such superior rights hereafter the Optionholder and each holder of Option Securities shall be deemed to be automatically granted similar rights. The Company shall advise all such holders of any such limitations and of the number of securities that may be included in the registration. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such shorter period of time as the underwriters may require.

     8.3. INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Option Securities pursuant to subsections 8.1 or
8.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Option Securities. As used in subsections 8.1 and 8.2, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

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     8.4.    REGISTRATION STATEMENT FILED BY HOLDER.  In addition to the registration rights described in subsections 8.1 and 8.2 above, upon the written request of any Majority Holder, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Holder or holder in preparing and signing any registration statement or offering statement that the Holder or holder may desire to file in order to sell or transfer the Option Securities. Within 10 days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of this Option and holders of Option Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and that their Option Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within 30 days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of this Option and the holders of Option Securities who seek the registration or qualification of their Option Securities. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within 30 days after the initial effective date of the registration statement or qualification at issue.

     8.5. PAYMENT OF EXERCISE PRICE FROM PROCEEDS. In the event that any registration statement is utilized for a public offering of any of the Option Securities to be received upon exercise of the Options pursuant to this
Section 8, the Optionholder may elect to pay the exercise price of the Options to the Company out of the proceeds of the sale of the Option Securities pursuant to the registration statement concurrently with the closing of such sale of the Option Securities; provided that if such sale is not closed within 90 days of the effective date of such registration statement, then the Optionholder shall be obligated to pay the exercise price of the Options and/or the Warrants to the Company on such 90th day.

     8.6. CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this
Section 8 shall be conditioned upon a timely receipt by the Company in writing of the following:

     (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Option Securities; and

     (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

      8.7. ADDITIONAL REQUIREMENTS. In each instance in which the Company shall take any action to register or qualify the Option Securities, if any, pursuant to this Section 8, the Company shall do the following:

     (a) Supply to Kashner Davidson, as the representative of the Holders of the Option and the holders of Option Securities whose Option Securities are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as Kashner Davidson shall reasonably request;

    (b) Cooperate with respect to (i) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 8, (ii) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes,
(iii) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Option or holders of Option Securities shall reasonably request, and (iv) all other necessary or

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advisable actions to enable the Holders of the Option Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction; and

    (c) Keep all registration statements or offering statements to which this Section 8 applies, and all amendments thereto, effective under the Act for a period of at least 180 days after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement.

     8.9. INDEMNIFICATION AGREEMENTS. In each instance in which pursuant to this Section 8 the Company shall take any action to register or qualify the Option Securities, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Options or Option Securities being registered or qualified shall enter into reciprocal indemnification agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in Section
10. These indemnification agreements also shall contain an agreement by the Holder or holder at issue to indemnify and hold harmless the Company, its officers and directors from and against any and all losses, claims, damages and liabilities, including, but not limited to, all expenses reasonably incurred in investigating, preparing, defending or settling any claim, directly resulting from any untrue statements of material facts, or omissions to state a material fact necessary to make a statement not misleading, contained in a registration statement or offering statement to which this
Section 8 applies, if, and only if, the untrue statement or omission directly resulted from information provided in writing to the Company by the indemnifying Holder or shareholder expressly for use in the registration statement or offering statement at issue.

     8.10. KASHNER DAVIDSON AS REPRESENTATIVE. For purposes of subsection 8.7(i) above, by the receipt of this Option or any Option Securities, all Holders and all holders of Option Securities acknowledge and agree that Kashner Davidson is and shall be their representative.

     8.11. SURVIVAL. The Company's obligations described in this Section 8 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Option.

     SECTION 9.   PAYMENT OF TAXES

     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Options or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Options or the securities comprising the Shares.

     SECTION 10.  INDEMNIFICATION AND CONTRIBUTION

     10.1. INDEMNIFICATION BY COMPANY. In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 8 hereof, the Company agrees to indemnify and hold harmless the Optionholder or any holder of Option Securities and each person, if any, who controls the Optionholder or any holder of Option Securities within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such Optionholder or any holder of Option Securities may become subject, under the Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Optionholder or the holder of such Option Securities specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

     10.2. INDEMNIFICATION BY UNDERWRITERS. The Optionholders and the holders of Option Securities agree that they, severally, but not jointly, shall indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company may become subject under the Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company by the Optionholder or the holder of Option Securities specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

     10.3. RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under Section 10.1 or 10.2 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that Kashner Davidson shall have the right to employ counsel to represent it and the other Optionholders of holders of Option Securities who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such persons against the Company under such section if, in Kashner Davidson's reasonable judgment, it is advisable for Kashner Davidson and those Optionholders or holders of Option Securities to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

     10.4.  CONTRIBUTION.  If the indemnification provided for in Sections
10.1 and 10.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Sections 10.1 or 10.2 above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Optionholders on the other; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Optionholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Optionholders shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and un-itemized expenses received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Section 10.4, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Underwriters in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this Section 10.4. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 10.4 hereof).

     SECTION 11.  RESTRICTIONS ON TRANSFER

     11.1. RESTRICTIONS ON TRANSFER. This Option, the Option Securities, and all other securities issued or issuable upon exercise of this Option, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Optionholder agrees that prior to making any disposition of the Options, other than to persons or entities identified in Section 3.1, the Optionholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Optionholder that in the opinion of counsel reasonably satisfactory to the Optionholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

     11.2. RESTRICTIVE LEGEND. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Options, the Option Securities, or any other security issued or issuable upon exercise of this Option or the Option Securities, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

     a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

     (b)    Any legend required by applicable state securities laws.


     Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     SECTION 12.  FRACTIONAL SHARES

            No fractional Warrant shall be issued upon the exercise of all or any part of this Option. In any case in which other than a full number of Warrants would be issuable hereunder, the number of Warrants issuable shall be rounded up to the next whole number.

     SECTION 13.  NO RIGHTS AS STOCKHOLDER; NOTICES TO OPTIONHOLDER

     Nothing contained in this Agreement or in the Options shall be construed as conferring upon the Optionholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Option is at least partially unexercised, it will furnish any Holder of this Option with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Options and prior to their exercise, any one or more of the following events shall occur:

     (a)    Any action which would require an adjustment pursuant to
Section 4.1 (except subsections 4.1(e) and 4.1(h)) or 4.4; or

     (b) A dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the Optionholder, as provided in Section 16 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     SECTION 14.  CHARGES DUE UPON EXERCISE

     The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Option or the issue or delivery of Option Securities upon the exercise of this Option.

     SECTION 15.  OPTION SECURITIES TO BE FULLY PAID

     The Company covenants that all Option Securities that may be issued and delivered to a Holder of this Option upon the exercise of this Option and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     SECTION 16.  NOTICES

     Any notice pursuant to this Agreement by the Company or by an Optionholder or a holder of Option Securities shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

     (a) If to an Optionholder or a holder of Option Securities, addressed to Kashner Davidson Securities Corporation, 77 S. Palm Avenue, Sarasota, Florida 34236, Attention: President; or

     (b) If to the Company, addressed to it at 190 SW Harrison, Portland, Oregon 97201, Attention: President.

     Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     SECTION 17.  MERGER OR CONSOLIDATION OF THE COMPANY

     The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 4.4 are complied with.

     SECTION 18.  APPLICABLE LAW

     This Option shall be governed by and construed in accordance with the laws of the State of Oregon, and courts located in Oregon shall have exclusive jurisdiction over all disputes arising hereunder.

     SECTION 19.  ARBITRATION

     The Company and the Holder, and all subsequent Holders or holders of Option Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Option, including, without limitation, the application of this Section 19 to arbitration in Portland, Oregon, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Oregon courts of general jurisdiction or any other provisions of Oregon law then in force, those Oregon rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Oregon. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     SECTION 20.  MISCELLANEOUS PROVISIONS

     (a) Subject to the terms and conditions contained herein, this Option shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Option Securities and the exercise of this Option in full shall not terminate the provisions of this Option as it relates to holders of Option Securities.

     (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

     (c) This Option cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and Kashner Davidson.

     (d) If any provision of this Option shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Option.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Option.

     (f) Paragraph headings used in this Option are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Option. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                                       FIRSTLINK COMMUNICATIONS, INC.


                                       By:
                                          ------------------------------------
                                             A. Roger Pease, President


                                       KASHNER DAVIDSON SECURITIES CORPORATION


                                       By:
                                          ------------------------------------

                                      EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                Option Certificate No. RWO-
                                                                           ----
               REPRESENTATIVE'S OPTIONS TO PURCHASE 100,000 WARRANTS

                           FIRSTLINK COMMUNICATIONS, INC.

                            INCORPORATED UNDER THE LAWS
                               OF THE STATE OF OREGON

     This certifies that, for value received,                    , the
registered holder hereof or assigns (the "Optionholder"), is entitled to purchase from FirstLink Communications, Inc. (the "Company"), at any time
during the period commencing at 9:00 a.m., Portland time, on        at the
purchase price of $   per Warrant (the "Exercise Price"), the number of
Warrants of the Company set forth above (the "Warrants"). The number of Warrants purchasable upon exercise of the Options evidenced hereby shall be subject to adjustment from time to time as set forth in the Representative's Option Agreement.

     The Options evidenced hereby may be exercised in whole or in part by presentation of this Option Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of the Optionholder in cash or by check.

     The Options evidenced hereby represent the right to purchase an aggregate of up to 100,000 Warrants and are issued under and in accordance
with an Representative's Option Agreement, dated as of         , between the
Company and Kashner Davidson Securities Corporation and are subject to the terms and provisions contained in the Representative's Option Agreement, to all of which the Optionholder by acceptance hereof consents.

     Upon any partial exercise of the Options evidenced hereby, there shall be signed and issued to the Optionholder a new Option Certificate in respect of the Warrants as to which the Options evidenced hereby shall not have been exercised. These Options may be exchanged at the office of the Company by surrender of this Option Certificate properly endorsed for one or more new Options of the same aggregate number of Warrants as here evidenced by the Option or Options exchanged. No fractional Warrants will be issued upon the exercise of rights to purchase hereunder, but the Company shall issue an additional Warrant in lieu of a fractional Warrant if the fractional Warrant otherwise issuable would be equivalent to one-half a Warrant or more. These Options are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representative's Option Agreement.

     This Option Certificate does not entitle any Optionholder to any of the rights of a stockholder of the Company.

                                       FIRSTLINK COMMUNICATIONS, INC.


Dated:                                 By:
                                          ------------------------------------
                                             A. Roger Pease, President
[Seal]

Attest:


-----------------------------------
           Secretary

                              NOTICE OF EXERCISE


(To be executed by a Holder desiring to exercise the right to purchase Warrants pursuant to an Option.)

     The undersigned Holder of a Option hereby

     (a) irrevocably elects to exercise the Option to the extent of purchasing _______________ Warrants;

     (b) makes payment in full of the aggregate Exercise Price for those Warrants in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

     (c) requests that certificates evidencing the Warrants be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

     __________________________________________________________________________
     (Name and address of person OTHER than the undersigned in whose name Warrants are to be registered)

     (d) requests, if the number of Warrants purchased are not all the Warrants purchasable pursuant to the unexercised portion of the Option, that a new Option of like tenor for the remaining Warrants purchasable pursuant to the Option be issued and delivered to the undersigned at the address stated below.

Dated:
       --------------------   --------------------------------------------------
                              Signature((This signature must conform in all respects to the name of the Holder as specified on the face of the Option.)

---------------------------   -------------------------------------------------
Social Security Number             Printed Name
or Employer ID Number              Address:
                                           ------------------------------------

                                  ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:
Name: ----------------------------------------------------
            (Please type or print in block letters)
Address:   -----------------------------------------------

the right to purchase _________________ Warrants of FirstLink Communications, Inc. (the "Company") pursuant to the terms and conditions of the Option held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Option pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrants remaining pursuant to the undersigned's Option after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Option evidencing the right to purchase the number of Warrants remaining after issuance and delivery of the Option to the above-named assignee.
Except for the number of Warrants purchasable, the new Options to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Option. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ____________________________________ as the undersigned's attorney-in-fact to transfer the Options and the rights thereunder on the books of the Company with full power of substitution for these purposes.


                              -------------------------------------------------
                              Signature (This signature must conform in all respects to the name of the Holder as specified on the face of the Option.)


                              -------------------------------------------------
                              Printed Name
                              Address:
                                      -----------------------------------------